Exhibit 10.2

EXHIBIT D

CONFIDENTIAL

COMMUTATION AGREEMENT1

THIS COMMUTATION AGREEMENT (this “Agreement”) is made as of June 7, 2010 by and among the Policy Beneficiary identified on the signature page hereof (the “Policy Beneficiary”), Ambac Credit Products, LLC (“ACP”) and Ambac Assurance Corporation (“AAC”).

Reference is hereby made to [that] [those] certain financial guaranty insurance polic[y][ies] listed on Schedule 1 hereto ([collectively,] the “Polic[y][ies]”), issued by AAC in connection with the corresponding transaction[s] listed on Schedule 1 hereto (such listed corresponding transaction[s, collectively], the “Commuted Swap Transaction[s]”) between ACP and the Policy Beneficiary. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Settlement Agreement (the “Settlement Agreement”) dated as of June 7, 2010 among AAC, ACP and Ambac Financial Group, Inc., on the one hand, and certain beneficiaries of financial guaranty insurance policies issued by AAC, including the Policy Beneficiary, on the other hand.

WHEREAS, the parties have engaged in good faith, arm’s length negotiations to settle the parties’ respective rights and obligations related to the Polic[y][ies] and the Commuted Swap Transaction[s];

WHEREAS, the Policy Beneficiary and ACP have agreed to terminate the Commuted Swap Transaction[s] and each of their respective obligations thereunder subject to the terms hereof; and

[WHEREAS, the Policy Beneficiary and AAC have each agreed to terminate the Polic[y][ies] only in respect of the Commuted Swap Transaction[s], subject to the terms hereof.]2

[1]	[Note: With respect to any Commuted Swap Transaction where a Commuting Policy Beneficiary is not a party thereto but an indirect beneficiary thereof, the related Commutation Agreement shall differ from this form to the extent necessary to release and discharge the liabilities of ACP and AAC thereunder, whether through novation or otherwise.]
[2]	[Insert if relevant.]

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

ARTICLE 1

TERMINATION OF COMMUTED SWAP TRANSACTION[S]

Section 1.01. Each party hereto hereby agrees that, from and after the execution of this Agreement by each of the parties hereto and the receipt by the Policy Beneficiary of the cash payment and, if applicable, AAC Surplus Notes referred to in Section 1.02 hereof concurrently with the Closing under the Settlement Agreement (the “Effective Time”) and in any event subject to Section 3.01 hereof:

(a) the Commuted Swap Transaction[s] shall be terminated in full and be of no further force or effect and except as provided in Section 1.02 hereof, no party hereto shall have any claims for payment of amounts under the terminated Commuted Swap Transaction[s];

(b) with respect to each Commuted Swap Transaction, the related ISDA Master Agreement, Schedules and Confirmations, control rights agreements, voting agreements, and other contracts and agreements between AAC or ACP, on the one hand, and the Policy Beneficiary, on the other hand, constituting such Commuted Swap Transaction, and any guaranty or other credit support issued to the Policy Beneficiary by AAC or ACP, solely with respect to such Commuted Swap Transaction, shall be terminated in full and be of no further force or effect;

(c) except as provided in Section 1.02 hereof, no party hereto shall owe any other party any termination payment or other amounts in connection with the termination of the Commuted Swap Transaction[s]; and

(d) any requirement of notice of termination or delivery of any other document required in connection with termination of the Commuted Swap Transaction[s] is hereby waived by each party entitled to such notice or other document.

Section 1.02. In consideration of the termination of the Commuted Swap Transaction[s] and the Policies as they relate solely to the Commuted Swap Transaction[s] and of the other agreements of the Policy Beneficiary contained herein, AAC hereby agrees to pay to the Policy Beneficiary at the Effective Time the Commutation Consideration as follows:

(a) cash, in the amount specified on Annex A hereto as the “Settlement Amount,” by wire transfer of immediately available funds to the account of the Policy Beneficiary specified as the “Payment Account” on Annex A hereto;

(b) if applicable, AAC Surplus Notes in an aggregate principal amount equal to the “Surplus Note Amount” specified on Annex A hereto; such AAC Surplus Notes to be issued in certificated form and delivered to the Policy Beneficiary by The Bank of New York Mellon, as Fiscal Agent for the AAC Surplus Notes; and

(c) premiums or other payments paid by the Policy Beneficiary to AAC or any of its Affiliates on account of the Commuted Swap Transaction[s] since March 24, 2010 (being the amounts segregated by AAC pursuant to Section 3(b) of that certain Forbearance and Standstill Agreement dated as of March 24, 2010 among AAC, ACP, the Office of the Commissioner of Insurance of the State of Wisconsin (“OCI”) and the “Policy Beneficiaries” signatory thereto) in the aggregate amount of $            .

Section 1.03. The Policy Beneficiary represents and warrants that, from the execution and delivery of each Commuted Swap Transaction to the execution and delivery of this Agreement and as of the Effective Time, it has not sold, assigned, conveyed, pledged, encumbered or otherwise transferred (other than pursuant to a lien or security interest previously granted that has been released) any of its interest in such Commuted Swap Transaction.

ARTICLE 2

TERMINATION OF POLIC[Y][IES]

Section 2.01. The Policy Beneficiary represents and warrants that, from the execution and delivery of the Polic[y][ies] to the execution and delivery of this Agreement and as of the Effective Time, it has not sold, assigned, conveyed, pledged, encumbered or otherwise transferred (other than pursuant to a lien or security interest previously granted that has been released) any of the Policy Beneficiary’s interest in the Polic[y][ies].

Section 2.02. Each party hereto hereby agrees that, from and after the Effective Time and in any event subject to Section 3.01 hereof:

(a) all obligations of AAC under the Polic[y][ies] (in the case of any Multiple CDS Policy, solely as such obligations pertain to the Commuted Swap Transaction[s]) shall terminate in full and be of no further force or effect and except as provided in Section 1.02 hereof, no party hereto shall have any claims for payment of amounts under such terminated Polic[y][ies] (in the case of any Multiple CDS Policy, solely as such obligations pertain to the Commuted Swap Transaction[s]);

(b) except as provided in Section 1.02 hereof, no party shall owe any other party any termination payment or other amount in connection with the termination of obligations with respect to the Commuted Swap Transaction[s] under the Polic[y][ies];

(c) any requirement of notice of termination or delivery of any other document required in connection with termination of obligations with respect to the Commuted Swap Transaction[s] under the Polic[y][ies] is hereby waived by each party entitled to such notice or other document; and

(d) The Policy Beneficiary acquiesces in and consents and agrees to such termination of obligations with respect to the Commuted Swap Transaction[s] under the Polic[y][ies].

ARTICLE 33

CONFIRMATION OF MULTIPLE CDS POLIC[Y][IES] AND MULTIPLE CDS ISDA MASTERS

Section 3.01. Each of the parties hereto acknowledges that [certain of] the Polic[y][ies] cover[s] (or may cover), and that certain of the ISDA Master Agreement[s], Schedule[s] and other agreements (other than the [Confirmation[s] related to the Commuted Swap Transaction[s]) apply to (or may apply to), both the Commuted Swap Transaction[s] and other CDSs (or other transactions) that are not Commuted Swap Transaction[s] (any such Policy, a “Multiple CDS Policy” and each such ISDA Master Agreement, Schedule and other agreement, collectively, a “Multiple CDS ISDA Master”), and each of the parties hereto further acknowledges, and, in any event agrees (notwithstanding anything in this Agreement to the contrary), that each such Multiple CDS ISDA Master and/or Multiple CDS Policy shall remain in full force and effect notwithstanding the execution and delivery of this Agreement except only that, from and after the Effective Time, such Multiple CDS ISDA Master and Multiple CDS Policy shall cease to cover or apply to the Commuted Swap Transaction[s] formerly documented and/or insured thereunder. Further, with respect to any Multiple CDS ISDA Master that shall remain in effect from and after the Effective Time (with respect to any CDS (or other transaction) that is not a Commuted Swap Transaction), any obligations of a party hereto to make any payment with respect to any Commuted Swap Transaction documented under any such Multiple CDS ISDA Master shall be terminated as of the Effective Time. Further, this Agreement does not affect and is without prejudice to the obligations of any of the parties with respect to any financial guaranty insurance policies and/or other agreements (including CDSs) that are not either [a/the] Policy (other than a Multiple CDS Policy, but only to the extent not related to [a/the] Commuted Swap Transaction) or [a/the] Commuted Swap Transaction.

ARTICLE 4

RELEASES AND OTHER AGREEMENTS

Section 4.01. Effective as of the Effective Time, the Policy Beneficiary, for good and valuable consideration, the sufficiency of which it hereby acknowledges, hereby forever releases (i) each of the Ambac Parties, (ii) the respective Subsidiaries of each Ambac Party and (iii) each of the respective past and present parent companies, divisions,

[3]	This Article may be deleted if there are no Multiple CDS ISDA Masters and/or Multiple CDS Policy(ies) between the relevant Ambac Parties and the Policy Beneficiary.

affiliates, joint ventures, predecessors, successors, transferees, assigns, subrogees, insurers, co-insurers, reinsurers, servants, Representatives, stockholders, owners of the Persons listed or described in clauses (i) and/or (ii) (in the case of each of the foregoing listed or described in this clause (iii), solely as such) (and/or any person claiming by or through any of the foregoing, solely as such) ((i), (ii) and (iii) collectively, the “Ambac Releasees”), from any and all Claims (as defined below) of any nature whatsoever that the Policy Beneficiary (and/or any person claiming by or through the Policy Beneficiary) ever had, now has or can, shall or may have, by reason of any matter, cause or thing occurring prior to the Effective Time solely to the extent the same arise out of or in any way relate to (i) the Commuted Swap Transaction[s] and (ii) solely in respect of any Commuted Swap Transaction, the Polic[y][ies].4

Section 4.02. Effective as of the Effective Time, the Ambac Parties, for good and valuable consideration, the sufficiency of which they hereby acknowledge, hereby forever release (i) each of the Policy Beneficiaries, (ii) the respective Subsidiaries of each Policy Beneficiary and (iii) each of the respective past and present parent companies, divisions, affiliates, joint ventures, predecessors, successors, transferees, assigns, subrogees, insurers, co-insurers, reinsurers, servants, Representatives, stockholders, owners of the Persons listed or described in clauses (i) and/or (ii) (in the case of each of the foregoing listed or described in this clause (iii), solely as such) (and/or any person claiming by or through any of the foregoing, solely as such) ((i), (ii) and (iii) collectively, the “Policy Beneficiary Releasees”), from any and all Claims of any nature whatsoever that the Ambac Parties (and/or any person claiming by or through the Ambac Parties) ever had, now has or can, shall or may have, by reason of any matter, cause or thing occurring prior to the Effective Time solely to the extent the same arise out of or in any way relate to (i) the Commuted Swap Transaction[s] and (ii) solely in respect of any Commuted Swap Transaction, the Polic[y][ies].

Section 4.03. For the avoidance of doubt, it is explicitly agreed and understood that the parties are not releasing, acquitting, discharging or waiving any Claim of any nature whatsoever that such party ever had, now has or can, shall or may have, by reason of any matter, cause or thing occurring prior to the Effective Time arising directly or indirectly out of, based upon, or in any way related to or in connection with any obligations under, or actions required by, this Agreement, the Settlement Agreement or any Ancillary Agreement. Nothing in this Section 4.03 is intended to, or shall, increase the scope of the releases set forth in Section 4.01 and Section 4.02.

Section 4.04. “Claims” means any action or actions, cause or causes of action, in law or in equity, suits, liens, liabilities, claims, demands, obligations, damages, punitive

[4]	[In lieu of the forms of releases for Commuted Swap Transactions contained in Sections 4.01 and 4.02 hereof, broader releases may be negotiated with applicable bank-specific carve-outs subject to agreed upon consideration.]

damages, losses, costs, expenses and attorneys’ fees of any nature whatsoever, including, but not limited to claims based on breach of fiduciary duty or other legal duty, legal fault, negligence, negligent misrepresentation, offense, quasi-offense, contract or breach of fiduciary duty, ratification, promissory estoppel, breach of the implied covenant of good faith and fair dealing, any securities law or any other theory [other than fraud].5 The term “Claims” includes, but is not limited to, any claim that any Ambac Party or the Policy Beneficiary does not know or even suspect to exist in its favor at the time of this Agreement, which, if known, may have affected its decision to enter into this Agreement. The parties understand that they may have suffered damages that are unknown to them at present and that they may suffer unknown damages in the future. The parties acknowledge that any actions taken in consideration of this Agreement are intended to and in fact do release and discharge any and all Claims stated to be released hereby, whether known or unknown, suspected or unsuspected, contingent or non-contingent, which now exist or have existed upon any theory of law or equity.

Section 4.05. In addition to and without in any way limiting any optional termination rights that the Policy Beneficiary may have under its existing policies issued by AAC and contracts with ACP (with or without make-whole premium), and subject to the limitations set forth below, with respect to any credit default swap (and any associated financial guaranty insurance policy solely to the extent such financial guarantee policy pertains to such credit default swap) or financial guaranty insurance policy listed on Schedule 2 hereto (a “Potential Tear Up Policy,”), from and after the Effective Time, the Policy Beneficiary may irrevocably elect to terminate such Potential Tear Up Polic[y] [ies], together with all agreements related to such Potential Tear Up Polic[y] [ies] between the Policy Beneficiary and ACP and/or AAC (together, the “Related Potential Tear Up Agreements”), without any obligation of ACP, AAC, or the Policy Beneficiary to make any termination payment, “make whole” payment, or other future payments (a “Tear Up Election”), by providing written notice thereof to AAC and ACP (a “Tear Up Election Notice”) identifying the Potential Tear Up Polic[y] [ies] (and Related Potential Tear Up Agreements) subject to the Tear Up Election and specifying a date (the “Tear Up Effective Date”) on which the Tear Up Election shall be effective. Notwithstanding the foregoing, such Tear Up Election shall be deemed ineffective unless each of the following conditions (the “Tear Up Conditions”) is satisfied on or before the Tear Up Effective Date specified in the Tear Up Election:

(a)	the Tear Up Election Notice is received by AAC and ACP no later than 5:00 p.m. (prevailing Eastern time) on Friday, March 23, 2012;

[5]	Bracketed language may be included at the option of the Ambac Parties and the relevant Policy Beneficiary.

(b)	the Tear Up Effective Date specified in the Tear Election Notice is a Business Day at least 10 calendar days, and no more than 180 calendar days, after the receipt by AAC and ACP of the Tear Up Election Notice;

(c)	the Tear Up Election delivered by the Policy Beneficiary applies to, and elects termination of, all (but not less than all) of such Policy Beneficiary’s Potential Tear Up Policies (and Related Potential Tear Up Agreements) in the same asset class as such Potential Tear Up Policy (as such asset classes are listed on Schedule 3 hereto and indicated in parentheses following the description of each Potential Tear Up Policy on Schedule 2); and

(d)	payment by the Policy Beneficiary has been made to ACP and/or AAC of all accrued but unpaid premium and other amounts (if any) due to ACP and/or AAC under the Potential Tear Up Policies and Related Potential Tear Up Agreements to be terminated pursuant to the Tear Up Election Notice up to and including the Tear Up Effective Date (the “Termination Payments”).

For the avoidance of doubt, until such time as the Tear Up Effective Date occurs, the delivery of the Tear Up Election Notice shall not limit or have any other effect on the rights and obligations of the parties under the Potential Tear Up Policies (and Related Potential Tear Up Agreements) subject to such Tear Up Election Notice and the parties shall be entitled to exercise any rights and remedies that would otherwise be exercisable in the absence of the Tear Up Election.

Upon the Tear Up Effective Date (subject to the satisfaction of each of the Tear Up Conditions), (i) the Potential Tear Up Polic[y] [ies] and Related Potential Tear Up Agreement[s] referred to in the Tear Up Election Notice shall be terminated in full and be of no further force or effect and other than the Termination Payments, no party hereto shall have any claims for payment of amounts under such terminated Potential Tear Up Polic[y] [ies] and Related Potential Tear Up Agreement[s]; (ii) the Policy Beneficiary’s obligations to make premium payments to AAC (or any affiliate of AAC, as applicable) shall cease and other than Termination Payments, no party hereto shall owe any other party any termination payment or other amounts in connection with the termination of such Potential Tear Up Polic[y] [ies] and Related Potential Tear Up Agreement[s]; (iii) Section 2.01, Section 3.01, and Article 4 of this Agreement shall apply to the Potential Tear Up Polic[y] [ies] and Related Potential Tear Up Agreements subject to the Tear Up Election Notice on the Tear Up Effective Date and solely for such purposes, (a) the Potential Tear Up Polic[y] [ies] shall constitute Polic[y] [ies], (b) the Related Potential Tear Up Agreements shall constitute Commuted Swap Transactions, and (c) the Tear Up Effective Date shall constitute the Effective Time; and (iv) any requirement of notice of termination or delivery of any other document required in connection with termination of such Potential Tear Up Polic[y] [ies] and Related Potential Tear Up Agreement[s] is hereby waived by each party entitled to such notice or other document.

For the avoidance of doubt, notwithstanding the foregoing, if the Policy Beneficiary’s Potential Tear Up Polic[y] [ies] included optional termination provisions as of the Effective Date, (i) Section 4.05 hereof shall not apply to any such Polic[y][ies] and (ii) such termination provisions may be exercised in accordance with their terms (including, to the extent required by their terms, payment of any applicable make-whole premium, and without any additional limitation on the form of notice or time of exercise, and without any requirement that the exercise of any such termination provision requires that other policies be terminated, whether pursuant to a Tear Up Election or otherwise).

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

Each of the Ambac Parties, jointly and severally, represents and warrants to the Policy Beneficiary, and the Policy Beneficiary represents and warrants to the Ambac Parties, in each case as follows:

Section 5.01. Such party is a corporation or business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority to enter into this Agreement, the Settlement Agreement and any Ancillary Agreement to which it may be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby to be consummated by it (the “Transactions”).

Section 5.02. The execution, delivery and performance by such party of this Agreement, the Settlement Agreement and any Ancillary Agreement to which it may be a party, the performance by such party of its obligations hereunder and thereunder and the consummation by such party of the Transactions have been duly authorized by all necessary actions on the part of such party. This Agreement, the Settlement Agreement and any Ancillary Agreement to which it may be a party each constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

Section 5.03. The execution, delivery and performance by such party of this Agreement, the Settlement Agreement and any Ancillary Agreement to which it is a party, the performance by such party of its obligations hereunder and thereunder and the consummation by such party of the Transactions do not and will not, (i) violate, conflict with or result in the breach of any provision of the organizational documents of such party, (ii) conflict with or violate in any material respect any applicable law or order of any governmental authority currently in effect with respect to such party or any of its properties or assets, or (iii) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such party is a party or by which such party is bound, other than, in the case of this clause (iii), breaches or defaults which would not have a material adverse effect on the ability of such party to consummate the Transactions.

Section 5.04. Neither the execution and delivery by such party of this Agreement, the Settlement Agreement and any Ancillary Agreement to which it may be a party nor compliance by such party with or fulfillment by such party of the terms, conditions and provisions hereof will require any authorization, consent, approval, exemption or license from, or any filing or registration with, or other order of, action by or notification to any governmental authority, other than those which have been obtained or made prior to, and remain in full force and effect as of, the Effective Time.

ARTICLE 6

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF AAC

AAC represents and warrants to the Policy Beneficiary as follows:

Section 6.01. Immediately after giving effect to the Transactions and the consummation of all transactions consummated prior to or simultaneously with this Agreement as of the Effective Time, (a) the present fair saleable value of the property of the general account of AAC will be greater than the amount that will be required to pay the probable liability of its policy obligations, debts and other liabilities, subordinated, contingent or otherwise (except Surplus Notes and preferred shares of AAC), as such policy obligations, debts and other liabilities become absolute and matured; (b) the general account of AAC will be able to pay its policy obligations, debts and liabilities, subordinated, contingent or otherwise (except Surplus Notes and preferred shares of AAC), as such policy obligations, debts and liabilities become absolute and matured; and (c) the general account of AAC will be solvent, and will not be insolvent or otherwise left with an unreasonably small amount of capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Time.

Section 6.02. AAC has fully disclosed this Agreement, the Settlement Agreement, the Ancillary Agreements to which it is a party, all related agreements and the Transactions to OCI. For each aspect of the Transaction that is subject to the prior reporting and disapproval provisions of Wis. Stat § 617.21, Wis. Admin. Code § INS 40.04 and any other related statutory or code provisions; OCI has declined to disapprove such aspect(s) of the Transaction and the 30-day (or such shorter period as the OCI has approved in writing) prior notice requirement with respect thereto has expired.

Section 6.03. The consideration provided by the Policy Beneficiary pursuant to the terms of this Agreement, to the knowledge of AAC, constitutes at least reasonably equivalent value to AAC and ACP for the consideration that the Policy Beneficiary is receiving from AAC, under this Agreement.

Section 6.04. AAC is not transferring any assets to the Policy Beneficiary with any intent to hinder, delay or defraud any of its creditors.

ARTICLE 7

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE POLICY BENEFICIARY

The Policy Beneficiary represents and warrants to AAC as follows:

Section 7.01. The AAC Surplus Notes, if any, are being acquired by the Policy Beneficiary for its own account and without a view to the public distribution or sale of the AAC Surplus Notes or any interest in them. The Policy Beneficiary understands and agrees that it may not sell, transfer, assign, pledge or otherwise dispose of any of the AAC Surplus Notes other than pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act of 1933, as amended, and applicable state and foreign securities Laws.

ARTICLE 8

GOVERNING LAW

Section 8.01. Except as provided herein, this Agreement shall be interpreted under and governed by the Laws of the State of New York without giving effect to conflicts of law provisions thereof that would make the law of any other jurisdiction applicable to this Agreement.

Section 8.02. In the event that there is a dispute between or among the Parties arising under this Agreement, the Parties (i) agree that the exclusive forum to seek remedy shall be to institute a legal proceeding in the courts of the State of New York located in the City and County of New York or the United States District Court for the Southern District of New York and (ii) hereby expressly submit to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waive any claim of lack of personal jurisdiction and improper venue and any claim that such courts are an inconvenient forum. Each Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address provided to the Parties in accordance with Section 6.02 of the Settlement Agreement, such service to become effective 10 days after such mailing.

ARTICLE 9

CONFIDENTIALITY

Section 9.01. Each party hereto agrees that the terms of this Agreement are confidential and that neither its existence nor its terms (collectively, the “CA Confidential Information”) will be disclosed to any person other than such party’s affiliates and their respective Representatives, who agree to keep such CA Confidential Information confidential in accordance with this Section 9.01. Notwithstanding the foregoing, each party may make such disclosures (i) to any governmental or regulatory agencies, or to any self-regulatory authority (including, without limitation, stock exchanges), with authority over (or claiming to have authority over) such party, to any rating agencies and to any bank examiner, in each case to the extent required or requested by them or if such party determines it is advisable to provide them with such information, in each case if (to the extent not prohibited by any Law and if reasonably practicable) such party informs them of the confidential nature of such information and requests that they maintain its confidentiality; (ii) to the extent required by applicable law, rule or regulation; (iii) in connection with any action to enforce this Agreement or any provision of this Agreement or in connection with any proceeding, including steps leading to a potential proceeding, that might involve this Agreement or any provision of this Agreement, and (iv) to the extent such information shall be in the public domain without breach by any party of its obligation hereunder. Notwithstanding anything in this Section 9.01 above to the contrary, the Policy Beneficiary may disclose CA Confidential Information to a transferee or prospective transferee (in each case, direct or indirect) of any right, title or interest of the Policy Beneficiary in, to or under any Surplus Note, any Commuted Swap Transaction or Amended CDS, any Policy or Potential Tear Up Policy, the Settlement Agreement or this Agreement, in each case that has agreed in writing prior to any disclosure to abide by the terms of this Section 9.01 above. Notwithstanding the foregoing restrictions, a party is permitted to disclose the subject matter hereof, notional amount settled and amount of settlement payment, but not the names of the parties hereto, and, in the event of any public notice thereof, shall give the other party or parties a copy of any proposed public release (if any) announcing the termination of the Commuted Swap Transaction[s] and the parties’ respective rights and obligations related to the Commuted Swap Transaction[s] prior to its release to the general public (it being understood and agreed that solely the portion of any such press release which describes the Agreement shall be provided and that the portion of any such press release which relates to items other than solely the Agreement may be redacted). Each party agrees to promptly notify the other parties in the event it shall be required by law to publicly disclose the name of the other parties hereto. Information shall not be considered confidential pursuant to this Section 9.01 to the extent it is or becomes generally known to the public other than due to a breach of this Agreement by a party hereto. This Section 9.01 is in addition to, and does not modify or limit, Section 3.01 of the Settlement Agreement.

ARTICLE 10

WAIVER OF JURY TRIAL

EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR THE COMMUTED SWAP TRANSACTIONS OR THE TERMINATION OF THE POTENTIAL TEAR UP POLICIES AND RELATED POTENTIAL TEAR UP AGREEMENTS. EACH OF THE PARTIES HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS ARTICLE 10.

ARTICLE 11

COUNTERPARTS

This Agreement may be executed in several counterparts (including by facsimile transmission or electronic transmission of a Portable Document Format file), each of which shall be an original and all which together shall constitute a single agreement.

ARTICLE 12

AMENDMENTS

No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including writing evidenced by facsimile transmission or electronic transmission of a Portable Document Format file) and executed by each of the parties hereto.

ARTICLE 13

[RESERVED]

[Reserved]

ARTICLE 14

ENTIRE AGREEMENT

Except as provided in the Settlement Agreement, this Agreement sets forth the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral.

ARTICLE 15

NOTICES

All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, or faxed (with telephone confirmation of receipt by the addressee) to the address and facsimile numbers as advised to the parties by the other parties in writing from time to time. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the other party receives such notice.

ARTICLE 16

SUCCESSORS AND ASSIGNS

This Agreement shall inure to the benefit of and be binding upon each party to this Agreement and each of their respective successors and permitted assigns. This Agreement may be assigned by a Policy Beneficiary in connection with or as part of a merger, consolidation or sale of substantially all of such Policy Beneficiary’s assets to the Person(s) with whom the Policy Beneficiary is merging or to whom substantially all of the Policy Beneficiary’s assets are being transferred and that (by operation of Law or written instrument of assumption) assumes all obligations of the assignor under this Agreement.

ARTICLE 17

NO THIRD PARTY BENEFICIARIES

Except as provided in Sections 4.01, 4.02, 4.03 and 4.04 hereof, nothing in this Agreement is intended or shall be construed to create or give to any persons other than the parties hereto any rights by reason of this Agreement.

EXHIBIT D

IN WITNESS WHEREOF, the Policy Beneficiary, AAC, and ACP have each caused this instrument to be signed in its name by its proper officer thereunto duly authorized, as of the date first above written.

[NAME OF POLICY BENEFICIARY]

By:
Name:
Title:

AMBAC CREDIT PRODUCTS, LLC

By:
Name:
Title:

AMBAC ASSURANCE CORPORATION

By:
Name:
Title:

Schedule 1 to

Commutation Agreement

Insurance Policies and Swaps or Other Commuted Swap Transaction[s] to be Commuted

Schedule 2 to

Commutation Agreement

Potential Tear Up Policies

Schedule 3 to

Commutation Agreement

Asset Classes

1.	Asset Backed

2.	Government General Obligations

3.	Housing

4.	Investor Owned Utility

5.	Mortgage Backed Securities

6.	Private Finance Initiatives

7.	Emerging Market CDOs

8.	TruPs CDOs

9.	CLOs

10.	Other Pooled Debt Obligations

11.	Structured Insurance

12.	Student Loans

13.	Transportation

Annex A to

Commutation Agreement

Settlement Amount: $

Surplus Note Amount: $

Payout Account: [Name of Bank]

ABA#:

BIC:

A/C#:

REF:

FFC: